NEWS RELEASE
Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS
FISCAL 2022 SECOND QUARTER RESULTS

THE WOODLANDS, TX – September 8, 2021 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2022 second quarter ended July 31, 2021.
Revenues from Marine Technology Products sales for the second quarter of fiscal 2022 were $6.8 million compared to $4.2 million in the first quarter of fiscal 2022 and $5.1 million in the second quarter of fiscal 2021.
The Company reported a net loss from continuing operations for the second quarter of fiscal 2022 of approximately $2.7 million compared to a net loss of $3.7 million in the first quarter of fiscal 2022 and a net loss of $1.9 million in the second quarter of fiscal 2021. Second quarter of fiscal 2022 net loss from continuing operations attributable to common shareholders was $(0.25) per share compared to the first quarter of fiscal 2022 net loss per share of $(0.31) and a net loss of $(0.20) per share in the second quarter of fiscal 2021.
Adjusted EBITDA from continuing operations for the second quarter of fiscal 2022 was a loss of approximately $1.8 million compared to a loss of $3.0 million in the first quarter of fiscal 2022 and a loss of $1.5 in the second quarter of fiscal 2021. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.
Backlog of Marine Technology Products as of July 31, 2021, was approximately $11.7 million compared to $11.0 million at April 30, 2021 and $7.6 million at July 31, 2020.
Rob Capps, MIND’s President and Chief Executive Officer, stated, “We saw notable improvement in the second quarter, with our results being primarily top-line driven. Total revenues increased 62% sequentially and were approximately 34% higher than the same period last year, and we expect to see further improvement during the remainder of this year as we complete our scheduled and expected orders. Inquiry and bidding activity continues to increase, including for our sonar products for use in military applications. As noted above, our backlog remains solid, roughly even with the first quarter backlog. Essentially all orders are expected to be delivered in the current fiscal year.
“We continue to experience effects of the global supply chain disruptions that began earlier this year. Although this has not been a significant issue for us so far, we are beginning to experience shortages or extended lead times for some components and materials, as well as increased costs in some cases. As we discussed last quarter, we are taking steps to mitigate the supply chain issues and are prepared for future challenges, should they arise.
“Subsequent to the end of the second quarter, we reached an agreement for the sale of a significant portion of our remaining land leasing assets which we expect will provide over $4.0 million of additional liquidity. We expect to generate further liquidity through the sale of remaining equipment and collection of certain outstanding obligations. Our balance sheet remains strong with zero debt, and we are actively managing our expenses.
“Our long-term picture remains positive as we are progressing with our strategic initiatives to expand our product offerings to meet the increasing needs of the maritime market which will underpin our future growth. Some of these efforts include providing sensor packages to the growing USV and AUV markets developing cost-effective solutions for the anti-submarine and maritime security markets. Also, we are proceeding with the development of new synthetic aperture sonar systems under our partnership with a European defense contractor. We expect that these efforts will enable us to achieve our long-term goal of generating annual revenues of $140 million with an EBITDA margin of over 20% within the next five years.
“As we move into the second half of this year, we believe the positive trend for order flow will continue for the next two quarters and beyond fiscal 2022. While we do not know the magnitude or duration of the global supply chain issues and related challenges, we plan to continue to execute on our strategic initiatives. We believe these initiatives well-position the Company to become a leading provider of innovative marine technology and products,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land leasing business as part of its recently completed reincorporation and rebranding process. Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented. Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL
Management has scheduled a conference call for Thursday, September 9, 2021, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2022 second quarter results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website,
http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through September 16, 2021 and may be accessed by calling (201) 612-7415 and using passcode 13722415#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended July 31, 2021 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Tables to Follow

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	July 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,056	$4,611
Accounts receivable, net of allowance for doubtful accounts of $481 and $948 at July 31,2021 and January 31, 2021, respectively	5,100	4,747
Inventories, net	11,928	11,453
Prepaid expenses and other current assets	1,190	1,659
Assets held for sale	3,312	4,321
Total current assets	23,586	26,791
Property and equipment, net	4,440	4,751
Operating lease right-of-use assets	1,568	1,471
Intangible assets, net	6,455	6,750
Total assets	$36,049	$39,763
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,148	$1,704
Deferred revenue	459	208
Accrued expenses and other current liabilities	2,651	2,912
Income taxes payable	1,002	1,041
Operating lease liabilities - current	567	1,008
Liabilities held for sale	705	963
Total current liabilities	7,532	7,836
Operating lease liabilities - non-current	1,001	463
Notes payable	—	850
Deferred tax liability	198	198
Total liabilities	8,731	9,347
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,223 and 1,038 shares issued and outstanding at July 31, 2021 and January 31, 2021, respectively	27,606	23,104
Common stock, $0.01 par value; 40,000 shares authorized; 15,704 and 15,681 shares issued at July 31, 2021 and January 31, 2021, respectively	157	157
Additional paid-in capital	128,519	128,241
Treasury stock, at cost (1,931 and 1,929 shares at July 31, 2021 and January 31, 2021, respectively)	(16,862)	(16,860)
Accumulated deficit	(107,780)	(99,870)
Accumulated other comprehensive loss	(4,322)	(4,356)
Total stockholders’ equity	27,318	30,416
Total liabilities and stockholders’ equity	$36,049	$39,763

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2021	2020	2021	2020
Revenues:
Sale of marine technology products	$6,807	$5,086	$11,001	$8,273
Total revenues	6,807	5,086	11,001	8,273
Cost of sales:
Sale of marine technology products	4,583	3,069	8,234	5,772
Total cost of sales	4,583	3,069	8,234	5,772
Gross profit	2,224	2,017	2,767	2,501
Operating expenses:
Selling, general and administrative	3,378	2,988	7,195	5,942
Research and development	888	755	1,741	1,165
Impairment of intangible assets	—	—	—	2,531
Depreciation and amortization	557	700	1,223	1,430
Total operating expenses	4,823	4,443	10,159	11,068
Operating loss	(2,599)	(2,426)	(7,392)	(8,567)
Other income:
Other, net	57	—	1,004	56
Total other income	57	—	1,004	56
Loss from continuing operations before income taxes	(2,542)	(2,426)	(6,388)	(8,511)
(Provision) benefit for income taxes	(197)	530	(52)	188
Loss from continuing operations	(2,739)	(1,896)	(6,440)	(8,323)
Income (loss) from discontinued operations, net of income taxes	79	(4,708)	(204)	(4,923)
Net loss	$(2,660)	$(6,604)	$(6,644)	$(13,246)
Preferred stock dividends	(682)	(559)	(1,266)	(1,118)
Net loss attributable to common stockholders	$(3,342)	$(7,163)	$(7,910)	$(14,364)
Net loss per common share - Basic
Continuing operations	$(0.25)	$(0.20)	$(0.56)	$(0.78)
Discontinued operations	$0.01	$(0.39)	$(0.01)	$(0.40)
Net loss	$(0.24)	$(0.59)	$(0.57)	$(1.18)
Net loss per common share - Diluted
Continuing operations	$(0.25)	$(0.20)	$(0.56)	$(0.78)
Discontinued operations	$0.01	$(0.39)	$(0.01)	$(0.40)
Net loss	$(0.24)	$(0.59)	$(0.57)	$(1.18)
Shares used in computing net loss per common share:
Basic	13,774	12,182	13,767	12,177
Diluted	13,774	12,182	13,767	12,177

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended July 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,644)	$(13,246)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	(850)	—
Depreciation and amortization	1,226	3,210
Stock-based compensation	236	449
Impairment of intangible assets	—	2,531
Loss on disposal of discontinued operations	—	1,859
(Recovery) provision for doubtful accounts, net of charge offs	(453)	470
Provision for inventory obsolescence	350	234
Gross profit from sale of lease pool equipment	—	(1,326)
Gross profit from sale of other equipment	(155)	—
Deferred tax expense	—	263
Changes in:
Accounts receivable	(140)	4,404
Unbilled revenue	21	(9)
Inventories	(542)	(675)
Prepaid expenses and other current and long-term assets	(260)	766
Income taxes receivable and payable	(63)	—
Accounts payable, accrued expenses and other current liabilities	375	(1,583)
Deferred revenue	(292)	87
Net cash used in operating activities	(7,191)	(2,566)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	—	(110)
Purchases of property and equipment	(14)	(302)
Sale of used lease pool equipment	—	2,010
Sale of assets held for sale	484	—
Sale of a business	761	—
Net cash provided by investing activities	1,231	1,598
Cash flows from financing activities:
Purchase of treasury stock	(2)	—
Net proceeds from preferred stock offering	4,502	—
Net proceeds from common stock offering	43	—
Preferred stock dividends	(1,160)	(1,118)
Proceeds from PPP loans	—	1,607
Net cash provided by financing activities	3,383	489
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	22	(117)
Net decrease in cash, cash equivalents and restricted cash	(2,555)	(596)
Cash, cash equivalents and restricted cash, beginning of period	4,611	3,234
Cash, cash equivalents and restricted cash, end of period	$2,056	$2,638

MIND TECHNOLOGY, INC.
Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and
Adjusted EBITDA From Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2021	2020	2021	2020
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(2,739)	$(1,896)	$(6,440)	$(8,323)
Interest income, net	(9)	—	—	—
Depreciation and amortization	557	714	1,223	1,479
(Benefit) provision for income taxes	197	(530)	52	(188)
EBITDA from continuing operations (1)	(1,994)	(1,712)	(5,165)	(7,032)
Non-cash foreign exchange losses	33	33	82	44
Stock-based compensation	115	219	236	449
Impairment of intangible assets	—	—	—	2,531
Adjusted EBITDA from continuing operations (1)	$(1,846)	$(1,460)	$(4,847)	$(4,008)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash used in operating activities	$(4,384)	$(3,495)	$(7,191)	$(2,566)
PPP loan forgiveness	—	—	850	—
Stock-based compensation	(115)	(219)	(236)	(449)
Provision for inventory obsolescence	(23)	(23)	(45)	(45)
Changes in accounts receivable (current and long-term)	1,570	(46)	466	(3,181)
Interest paid	—	12	—	23
Taxes paid, net of refunds	116	97	147	246
Gross profit from sale of other equipment	75	—	155	—
Changes in inventory	(218)	143	523	699
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	588	1,100	(332)	756
Impairment of intangible assets	—	—	—	(2,531)
Changes in prepaid expenses and other current and long-term assets	333	(310)	500	(469)
Other	64	1,029	(2)	485
EBITDA from continuing operations (1)	$(1,994)	$(1,712)	$(5,165)	$(7,032)

1.EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.